Exhibit 99.1

THE CHILDREN’S PLACE REPORTS THIRD QUARTER 2020 RESULTS

 Reports Q3 GAAP Earnings per Diluted Share of $0.91 versus $2.77 in Q3 2019

Reports Q3 Adjusted Earnings per Diluted Share of $1.44 versus $3.03 in Q3 2019

Secaucus, New Jersey – November 19, 2020 – The Children’s Place, Inc. (Nasdaq: PLCE), the largest pure-play children’s specialty apparel retailer in North America, today announced financial results for the third quarter ended October 31, 2020.

Jane Elfers, President and Chief Executive Officer, said, “As expected, revenue during our peak back-to-school period was significantly impacted by the move to remote and hybrid learning models. Post the back-to-school peak, when our assortments converted to more casual options and the weather turned cooler, our sales improved. Importantly, we returned to profitability and generated positive cash flow from operations for the third quarter.”

Ms. Elfers continued, “Our digital sales penetration increased to 44% in the third quarter and year-to-date, our digital sales represent 55% of total sales. Since the onset of the COVID-19 pandemic in March, we have increased the number of new digital customers versus last year by approximately 100%, converted over 800,000 of our store-only customers to omni-channel customers, and increased our mobile app downloads by over 60% versus last year. Combined, these metrics provide a strong foundation for continued digital growth as digital adoption, accelerated by the COVID-19 pandemic, continues to drive online sales to an increasingly greater share of total sales. Importantly, we remain on track to close 300 stores by the end of fiscal 2021, with a plan of 200 store closures in fiscal 2020, inclusive of the 118 stores that have permanently closed in the first nine months of 2020, and 100 store closures in fiscal 2021.”

Ms. Elfers concluded, “We are approaching the fourth quarter with heightened caution and expect both sales and profitability to be under pressure due to the numerous headwinds created by the pandemic, specifically: the reduced demand for dress-up product, significantly reduced store traffic, recent nationwide spikes in COVID-19 cases resulting in additional temporary store closures, social distancing requirements, and reduced mall operating hours.  In addition, the capacity constraints across the domestic transportation network resulting from the unprecedented level of expected online demand and the related freight surcharges imposed by our major carriers will put additional pressure on sales and margins during Q4.  While we continue to manage through these short-term headwinds during this extraordinary time, our focus remains on successfully scaling our digital transformation investments and accelerating store closures to position the Company for accelerated operating margin expansion in a post-COVID environment.”

Third Quarter 2020 Results

Net sales decreased 19% to $425.6 million in the three months ended October 31, 2020 compared to $524.8 million in the three months ended November 2, 2019, primarily as a result of a decrease in back-to-school sales due to schools adopting remote and hybrid learning models, along with the impact of permanent and temporary store closures.

Gross profit was $146.1 million in the three months ended October 31, 2020, compared to $198.1 million in the three months ended November 2, 2019. Adjusted gross profit was $151.7 million in the three months ended October 31, 2020, compared to $198.1 million in the comparable period last year, and deleveraged 210 basis points to 35.7% of net sales. The decrease was primarily a result of increased penetration of our e-commerce business and its higher fulfillment costs, along with the deleverage of fixed expenses resulting from the decline in net sales, partially offset by higher merchandise margins in both our stores and e-commerce channels.

Selling, general, and administrative expenses were $106.6 million in the three months ended October 31, 2020, compared to $120.5 million in the three months ended November 2, 2019. Adjusted SG&A was $103.5 million in the three months ended October 31, 2020, compared to $116.6 million in the comparable period last year, and deleveraged 210 basis points to 24.3% of net sales, primarily as a result of the deleverage of fixed expenses resulting from the decline in net sales and higher incentive compensation accruals. This was partially offset by a reduction in store expenses resulting from our permanent store closures, as well as a reduction in operating expenses associated with actions taken in response to the COVID-19 pandemic.

Operating income was $23.3 million in the three months ended October 31, 2020, compared to $58.0 million in the three months ended November 2, 2019. Adjusted operating income was $33.3 million in the three months ended October 31, 2020, compared to $63.4 million in the comparable period last year, and deleveraged 430 basis points to 7.8% of net sales.

Net income was $13.3 million, or $0.91 per diluted share, in the three months ended October 31, 2020, compared to net income of $43.0 million, or $2.77 per diluted share, in the three months ended November 2, 2019. Adjusted net income was $21.1 million, or $1.44 per diluted share, compared to adjusted net income of $47.1 million, or $3.03 per diluted share, in the comparable period last year.

Fiscal Year-To-Date 2020 Results

Net sales decreased 22.7% to $1.050 billion in the nine months ended October 31, 2020 compared to $1.358 billion in the nine months ended November 2, 2019, primarily as a result of permanent and temporary store closures, along with a decrease in back-to-school sales beginning in mid-July due to schools adopting remote and hybrid learning models, partially offset by increased e-commerce sales.

Gross profit was $193.5 million in the nine months ended October 31, 2020, compared to $488.9 million in the nine months ended November 2, 2019. Adjusted gross profit was $313.9 million in the nine months ended October 31, 2020, compared to $488.4 million in the comparable period last year, and deleveraged 610 basis points to 29.9% of net sales, primarily as a result of increased penetration of our e-commerce business and its higher fulfillment costs, along with the deleverage of fixed expenses resulting from the decline in net sales.

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Selling, general, and administrative expenses were $319.4 million in the nine months ended October 31, 2020, compared to $364.9 million in the nine months ended November 2, 2019. Adjusted SG&A was $295.1 million in the nine months ended October 31, 2020, compared to $359.3 million in the comparable period last year, and deleveraged 160 basis points to 28.1% of net sales, primarily as a result of the deleverage of fixed expenses resulting from the decline in net sales and higher incentive compensation accruals, partially offset by a reduction in store expenses resulting from our permanent store closures, as well as a reduction in operating expenses associated with actions taken in response to the COVID-19 pandemic.

Operating loss was ($214.3) million in the nine months ended October 31, 2020, compared to operating income of $66.8 million in the nine months ended November 2, 2019. Adjusted operating loss was ($29.5) million in the nine months ended October 31, 2020, compared to adjusted operating income of $75.9 million in the comparable period last year, and deleveraged 840 basis points to (2.8%) of net sales.

Net loss was ($148.1) million, or ($10.13) per diluted share, in the nine months ended October 31, 2020, compared to net income of $49.1 million, or $3.10 per diluted share, in the nine months ended November 2, 2019.  Adjusted net loss was ($29.2) million, or ($2.00) per diluted share, compared to adjusted net income of $55.9 million, or $3.53 per diluted share, in the comparable period last year.

Non-GAAP Reconciliation

The Company’s results are reported in this press release on a GAAP and as adjusted, non-GAAP basis. Adjusted net income (loss), adjusted net income (loss) per diluted share, adjusted gross profit, adjusted selling, general, and administrative expenses, and adjusted operating income (loss) are non-GAAP measures, and are not intended to replace GAAP financial information, and may be different from non-GAAP measures reported by other companies. The Company believes the income and expense items excluded as non-GAAP adjustments are not reflective of the performance of its core business, and that providing this supplemental disclosure to investors will facilitate comparisons of the past and present performance of its core business.

For the three months ended October 31, 2020, the Company’s adjusted results exclude net expenses of approximately $10.0 million, primarily related to the impact of the COVID-19 pandemic, including incremental COVID-19 operating expenses, including incentive pay and personal protective equipment for our associates, and occupancy charges for rent at our stores temporarily closed.

The total impact on income taxes for the above items was approximately $2.2 million, including a provision of approximately $0.5 million, primarily resulting from the changes in operating loss carryback rules as a result of the Coronavirus Aid, Relief, and Economic Security (“CARES”) Act.

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For the nine months ended October 31, 2020, the Company recorded an inventory provision of approximately $63.2 million and approximately $37.9 million of impairment charges, including the right-of-use assets recorded in connection with the adoption of the new lease accounting standard. The inventory provision relates to the adverse business disruption resulting from the COVID-19 pandemic, including the store closures. The impairment charges were primarily a result of decreased net revenue and cash flow projections resulting from the COVID-19 pandemic disruption.

In addition to the inventory provision and impairment charges, the Company’s adjusted results for the nine months ended October 31, 2020 exclude net expenses of approximately $75.3 million, primarily related to the impact of the COVID-19 pandemic, including occupancy charges for rent at our stores temporarily closed; incremental COVID-19 operating expenses, including incentive pay and personal protective equipment for our associates; and payroll and benefits for certain store employees during the period our stores were closed, net of a payroll tax credit benefit resulting from the CARES Act.

Additionally, the Company excluded net costs of approximately $8.4 million for the nine months ended October 31, 2020, primarily related to restructuring costs.

The total impact on income taxes for the above items was approximately $65.9 million, including a benefit of approximately $16.9 million, primarily resulting from the changes in operating loss carryback rules as a result of the CARES Act.

Store Update

As of October 31, 2020, the Company had 99% of its stores open to the public in the U.S., Canada, and Puerto Rico.

Consistent with the Company’s store fleet optimization initiative, the Company permanently closed 16 stores in the three months ended October 31, 2020. The Company ended the quarter with 809 stores and square footage of 3.8 million, a decrease of 14.3% compared to the prior year. Since the Company’s fleet optimization initiative was announced in 2013, it has closed 389 stores.

The flexibility provided by lease actions allows the Company to target 200 store closures in fiscal 2020, including 118 stores closed in the first nine months of fiscal 2020, and 100 additional closures in fiscal 2021.

Balance Sheet and Cash Flow

As of October 31, 2020, the Company had approximately $64.5 million of cash and cash equivalents and $179.4 million outstanding on its revolving credit facility. During the third quarter, the Company completed an $80 million term loan financing transaction and utilized the net proceeds to pay down its existing revolving credit facility.  Additionally, the Company generated approximately $32.5 million in operating cash flow in the three months ended October 31, 2020.

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Outlook

As a result of the continued uncertainty created by the COVID-19 pandemic, the Company is not providing financial guidance at this time.

Conference Call Information

The Children’s Place will host a conference call on Thursday, November 19, 2020 at 8:00 a.m. Eastern Time to discuss its third quarter fiscal 2020 results.

The call will be broadcast live at http://investor.childrensplace.com. An audio archive will be available on the Company’s website approximately one hour after the conclusion of the call. A conference call transcript will also be posted on our website.

About The Children’s Place

The Children’s Place is the largest pure-play children’s specialty apparel retailer in North America. The Company designs, contracts to manufacture, sells at retail and wholesale, and licenses to sell fashionable, high-quality merchandise predominantly at value prices, primarily under the proprietary “The Children’s Place”, “Place”, “Baby Place”, and “Gymboree” brand names. As of October 31, 2020, the Company had 809 stores in the United States, Canada, and Puerto Rico, online stores at www.childrensplace.com and www.gymboree.com, and the Company’s eight international franchise partners had 252 international points of distribution in 19 countries.

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Forward Looking Statements

This press release, contains or may contain forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to statements relating to the Company’s strategic initiatives and adjusted net income per diluted share. Forward-looking statements typically are identified by use of terms such as “may,” “will,” “should,” “plan,” “project,” “expect,” “anticipate,” “estimate” and similar words, although some forward-looking statements are expressed differently. These forward-looking statements are based upon the Company’s current expectations and assumptions and are subject to various risks and uncertainties that could cause actual results and performance to differ materially. Some of these risks and uncertainties are described in the Company’s filings with the Securities and Exchange Commission, including in the “Risk Factors” section of its annual report on Form 10-K for the fiscal year ended February 1, 2020 and supplemented by the “Risk Factors” sections of its quarterly reports on Form 10-Q for the fiscal quarter ended May 2, 2020 and the fiscal quarter ended August 1, 2020. Included among the risks and uncertainties that could cause actual results and performance to differ materially are the risk that the Company will be unsuccessful in gauging fashion trends and changing consumer preferences, the risks resulting from the highly competitive nature of the Company’s business and its dependence on consumer spending patterns, which may be affected by changes in economic conditions, the risks related to the COVID-19 pandemic, including the impact of the COVID-19 pandemic on our business or the economy in general (including decreased customer traffic, schools adopting remote and hybrid learning models, closures of businesses and other activities causing decreased demand for our products and negative impacts on our customers’ spending patterns due to decreased income or actual or perceived wealth, and the impact of the CARES Act and other legislation related to the COVID-19 pandemic, and any changes to the CARES Act or such other legislation), the risk that the Company’s strategic initiatives to increase sales and margin are delayed or do not result in anticipated improvements, the risk of delays, interruptions and disruptions in the Company’s global supply chain, including resulting from COVID-19 or other disease outbreaks, or foreign sources of supply in less developed countries or more politically unstable countries, the risk that the cost of raw materials or energy prices will increase beyond current expectations or that the Company is unable to offset cost increases through value engineering or price increases, various types of litigation, including class action litigations brought under consumer protection, employment, and privacy and information security laws and regulations, the imposition of regulations affecting the importation of foreign-produced merchandise, including duties and tariffs, and the uncertainty of weather patterns. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they were made. The Company undertakes no obligation to release publicly any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Contact:  Investor Relations (201) 558-2400 ext. 14500

(Tables follow)

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THE CHILDREN’S PLACE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Third Quarter Ended		Year-To-Date Ended
	October 31,	November 2,	October 31,	November 2,
	2020	2019	2020	2019
Net sales	$425,571	$524,796	$1,049,701	$1,357,647
Cost of sales	279,506	326,671	856,229	868,701
Gross profit	146,065	198,125	193,472	488,946
Selling, general and administrative expenses	106,639	120,514	319,442	364,937
Asset impairment charges	294	839	37,929	1,308
Depreciation and amortization	15,809	18,821	50,405	55,877
Operating income (loss)	23,323	57,951	(214,304)	66,824
Interest expense, net	(3,263)	(2,155)	(7,742)	(6,144)
Income (loss) before taxes	20,060	55,796	(222,046)	60,680
Provision (benefit) for income taxes	6,740	12,748	(73,917)	11,620
Net income (loss)	$13,320	$43,048	$(148,129)	$49,060

Earnings (loss) per common share
Basic	$0.91	$2.78	$(10.13)	$3.12
Diluted	$0.91	$2.77	$(10.13)	$3.10

Weighted average common shares outstanding
Basic	14,639	15,497	14,628	15,720
Diluted	14,643	15,546	14,628	15,837

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THE CHILDREN’S PLACE, INC.

RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION TO GAAP

(In thousands, except per share amounts)

(Unaudited)

	Third Quarter Ended		Year-To-Date Ended
	October 31,	November 2,	October 31,	November 2,
	2020	2019	2020	2019
Net income (loss)	$13,320	$43,048	$(148,129)	$49,060

Non-GAAP adjustments:
Incremental COVID-19 operating expenses	5,416	-	17,630	-
Occupancy charges	1,915	-	48,973	-
Restructuring costs	916	1,435	7,337	2,118
Accelerated depreciation	827	777	2,171	2,667
Fleet optimization	621	1,221	1,271	1,193
Asset impairment charges	294	839	37,929	1,308
Inventory provision	-	-	63,247	-
Store payroll and benefits, net of CARES Act retention credit	-	-	4,242	-
Accounts receivables	-	-	1,081	-
Gymboree integration costs	-	494	640	1,068
Legal reserve	-	-	302	-
Distribution facility start-up costs	-	721	-	721
Aggregate impact of Non-GAAP adjustments	9,989	5,487	184,823	9,075
Income tax effect(1)	(2,647)	(1,454)	(48,955)	(2,405)
Prior year uncertain tax positions(2)	-	-	-	135
Impact of CARES Act	450	-	(16,928)	-
Net impact of Non-GAAP adjustments	7,792	4,033	118,940	6,805

Adjusted net income (loss)	$21,112	$47,081	$(29,189)	$55,865

GAAP net income (loss) per common share	$0.91	$2.77	$(10.13)	$3.10

Adjusted net income (loss) per common share	$1.44	$3.03	$(2.00)	$3.53

(1) The tax effects of the non-GAAP items are calculated based on the statutory rate of the jurisdiction in which the discrete item resides.

(2) Prior year tax related to uncertain tax positions.

	Third Quarter Ended		Year-To-Date Ended
	October 31,	November 2,	October 31,	November 2,
	2020	2019	2020	2019
Operating income (loss)	$23,323	$57,951	$(214,304)	$66,824

Non-GAAP adjustments:
Incremental COVID-19 operating expenses	5,416	-	17,630	-
Occupancy charges	1,915	-	48,973	-
Restructuring costs	916	1,435	7,337	2,118
Accelerated depreciation	827	777	2,171	2,667
Fleet optimization	621	1,221	1,271	1,193
Asset impairment charges	294	839	37,929	1,308
Inventory provision	-	-	63,247	-
Store payroll and benefits, net of CARES Act retention credit	-	-	4,242	-
Accounts receivables	-	-	1,081	-
Gymboree integration costs	-	494	640	1,068
Legal reserve	-	-	302	-
Distribution facility start-up costs	-	721	-	721
Aggregate impact of Non-GAAP adjustments	9,989	5,487	184,823	9,075

Adjusted operating income (loss)	$33,312	$63,438	$(29,481)	$75,899

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THE CHILDREN’S PLACE, INC.

RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION TO GAAP

(In thousands, except per share amounts)

(Unaudited)

	Third Quarter Ended		Year-To-Date Ended
	October 31,	November 2,	October 31,	November 2,
	2020	2019	2020	2019
Gross profit	$146,065	$198,125	$193,472	$488,946

Non-GAAP adjustments:
Incremental COVID-19 operating expenses	3,769	-	8,204	-
Occupancy charges	1,915	-	48,973	-
Inventory provision	-	-	63,247	-
Fleet optimization	-	-	-	(550)
Aggregate impact of Non-GAAP adjustments	5,684	-	120,424	(550)

Adjusted Gross profit	$151,749	$198,125	$313,896	$488,396

	Third Quarter Ended		Year-To-Date Ended
	October 31,	November 2,	October 31,	November 2,
	2020	2019	2020	2019
Selling, general and administrative expenses	$106,639	$120,514	$319,442	$364,937

Non-GAAP adjustments:
Incremental COVID-19 operating expenses	(1,647)	-	(9,426)	-
Restructuring costs	(916)	(1,435)	(7,337)	(2,126)
Fleet optimization	(621)	(1,221)	(1,271)	(1,735)
Store payroll and benefits, net of CARES Act retention credit	-	-	(4,242)	-
Accounts receivables	-	-	(1,081)	-
Gymboree integration costs	-	(494)	(640)	(1,068)
Legal reserve	-	-	(302)	-
Distribution facility start-up costs	-	(721)	-	(721)
Aggregate impact of Non-GAAP adjustments	(3,184)	(3,871)	(24,299)	(5,650)

Adjusted Selling, general and administrative expenses	$103,455	$116,643	$295,143	$359,287

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THE CHILDREN’S PLACE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	October 31,	February 1,	November 2,
	2020	2020*	2019
Assets:
Cash and cash equivalents	$64,456	$68,487	$66,059
Accounts receivable	31,376	32,812	39,471
Inventories	427,629	327,165	389,815
Other current assets	16,159	21,416	20,722
Total current assets	539,620	449,880	516,067

Property and equipment, net	191,544	236,898	246,234
Right-of-use assets	297,206	393,820	418,151
Tradenames, net	72,692	73,291	73,386
Other assets, net	105,881	27,508	31,884
Total assets	$1,206,943	$1,181,397	$1,285,722

Liabilities and Stockholders' Equity:
Revolving loan	$179,360	$170,808	$184,179
Accounts payable	283,943	213,115	235,491
Current lease liabilities	171,276	121,868	124,281
Accrued expenses and other current liabilities	142,180	89,216	116,647
Total current liabilities	776,759	595,007	660,598

Long-term lease liabilities	232,153	311,908	331,615
Term Loan	76,307	-	-
Other liabilities	44,355	39,295	39,070
Total liabilities	1,129,574	946,210	1,031,283

Stockholders' equity	77,369	235,187	254,439

Total liabilities and stockholders' equity	$1,206,943	$1,181,397	$1,285,722

*	Derived from the audited consolidated financial statements included in the Company's Annual Report on Form 10-K for the fiscal year ended February 1, 2020.

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THE CHILDREN’S PLACE, INC.

CONDENSED CONSOLIDATED CASH FLOWS

(In thousands)

(Unaudited)

	39 Weeks Ended	39 Weeks Ended
	October 31,	November 2,
	2020	2019
Net income (loss)	$(148,129)	$49,060
Non-cash adjustments	96,925	184,043
Working capital	473	(132,537)
Net cash provided by (used in) operating activities	(50,731)	100,566

Net cash used in investing activities	(23,552)	(119,125)

Net cash provided by financing activities	70,686	15,075

Effect of exchange rate changes on cash	(434)	407

Net decrease in cash and cash equivalents	(4,031)	(3,077)

Cash and cash equivalents, beginning of period	68,487	69,136

Cash and cash equivalents, end of period	$64,456	$66,059

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